UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2007

ALESCO FINANCIAL INC.

(formerly Sunset Financial Resources, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Cira Centre 2929 Arch Street, 17th Floor Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2007, Alesco Holdings, Ltd., an indirect wholly-owned subsidiary of Alesco Financial Inc. (the “Company”), purchased $5,000,000 par value of preference shares of Alesco Preferred Funding XI, Ltd. (the “Securities”) at a purchase price equal to 91% of par value. As a result of this purchase, Alesco Holdings Ltd. has increased its percentage ownership of the preference shares of Alesco Preferred Funding XI, Ltd. from 66% to 78%. Alesco Holdings, Ltd. purchased the Securities directly from Cohen & Company Securities, LLC, a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. that is an affiliate of Cohen & Company Management, LLC. Cohen & Company Management, LLC serves as the external manager to the Company. No fees or commissions were paid to Cohen & Company Securities, LLC in connection with the Securities purchased by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALESCO FINANCIAL INC.

Date: August 3, 2007	By:	/s/ John J. Longino
John J. Longino
Chief Financial Officer

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